Exhibit 23.1

Collins Barrow
Chartered Accountants
	Collins Barrow Toronto LLP
	Collins Barrow Place
	11 King Street West
	Suite 700, Box 27
	Toronto, Ontario
	M5H 4C7 Canada

	T:	416.480.0160
	F:	416.480.2646

	www.collinsbarrow.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated May 9, 2011 relating to the consolidated financial statements of Kallo Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

COLLINS BARROW TORONTO LLP

Licensed Public Accountants
Chartered Accountants
February 8, 2013
Toronto, Canada

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